Exhibit 10.5

CONFIDENTIAL

Shire Laboratories Lease

STANDARD FORM MULTI-TENANT NET LEASE (Non-California)

THIS LEASE (this “Lease”) is made as of April 19, 1999 (“Effective Date”), by and between ARE ACQUISITIONS, LLC, a Delaware limited liability company (“Landlord”) and SHIRE LABORATORIES INC., a Delaware corporation (“Tenant”).

1.                    Definitions and Basic Terms.

1.1.                    As used in this Lease, the following terms shall have the meanings set forth below, subject, in each case, to the remaining terms and conditions of this Lease.

1.1.1                             “Premises”:                     The real property and improvements located at 1550 East Gude Drive, Rockville, Maryland, including all landscaping, parking facilities and other improvements and appurtenances related thereto.

1.1.2                        “Basic Annual Rent”:

	Basic Monthly
Period	Rent	Basic Annual Rent
Commencement Date - 4/30/99	$54,704.65	$656,455.80
5/1/99 - 3/31/2000	$56,345.79	$676,149.48
4/1/2000 - 4/30/2001	$59,704.17	$716,450.04	(1)

1.1.3                        “Landlord’s Work”: The work, if any, described on Exhibit “B” attached hereto.

1.1.4                        “Permitted Use”: Research and development, scientific laboratory, related general office and administrative functions, cGMP manufacturing, distribution, warehouse and repository space and uses consistent with Section 10 hereof.

1.1.5                        “Rent Adjustment Percentage”: 3%

1.1.6                        “Security Deposit Amount”: Fifty-Four Thousand Seven Hundred Four And 65/100 Dollars ($54,704.65).

1.1.7                        “Target Term Commencement Date”: The Effective Date

1.1.8                        “Tenant’s Broker”: Scheer Partners, Inc.

1.1.9                        “Term Expiration Date”: Five (5) years from the first (1st) day of the month next succeeding the month in which the Term Commencement Date occurs, subject to extension or earlier termination as provided herein.

1.2.                    For the convenience of the parties, certain additional basic provisions of this Lease are set forth in this Section 1.2. The provisions set forth herein are subject to the remaining terms and conditions of this Lease and are to be interpreted in light of such remaining terms and conditions.

1.2.1                        Initial Monthly Installment of Basic Annual Rent: $54,704.65

(1)                                  For 12 months.

1.2.2                        Rentable Area of Premises: 44,500 sq. ft.

1.2.3                        Address for Rent Payment:

135 N. Los Robles Avenue, Suite 250

Pasadena, CA 91101

Attention: Accounts Receivable

1.2.4                        Address for Notices to Landlord:

135 N. Los Robles Avenue, Suite 250

Pasadena, CA 91101

Attention: General Counsel

1.2.5                        Address for Notices to Tenant:

1550 East Gude Drive

Rockville, MD 20850

Attn.: Chief Executive Officer

1.3.                    The following Exhibits and Addenda are attached hereto and incorporated herein by this reference:

EXHIBIT “A”                                              DESCRIPTION OF PREMISES

EXHIBIT “B”                                                INTENTIONALLY OMITTED

EXHIBIT “C”                                                cGMP FACILITY

EXHIBIT “D”                                               LEGAL DESCRIPTION OF PROPERTY ON WHICH PREMISES LOCATED

EXHIBIT “E”                                                 ACKNOWLEDGMENT OF COMMENCEMENT DATE

EXHIBIT “F”                                                 RULES AND REGULATIONS

EXHIBIT “G”                                                INTENTIONALLY OMITTED

EXHIBIT “H”                                               FORM OF NONDISTURBANCE AGREEMENT

ADDENDUM                                              RIGHT TO EXTEND TERM

2.                    Lease of Premises. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord, upon and subject to all of the terms and conditions hereof, the Premises.

3.                    Term. This Lease shall take effect upon the Effective Date and, except as specifically otherwise provide within this Lease, each of the provisions hereof shall be binding upon and inure to the benefit of Landlord and Tenant, and each of their respective successors and permitted assigns, from the Effective Date. The term of this Lease (the “Term”) will be the period from the “Term Commencement Date” (as defined in Section 4.2) through the Term Expiration Date, as the same may be terminated or extended as provided herein.

4.                    Possession and Commencement Date.

4.1.                    Tenant is currently in possession of the entire Premises pursuant to a Sublease Agreement, dated March 29, 1995 (the “Sublease”) with Quest Diagnostics Inc. (formerly Corning Clinical Laboratories, Inc.). Quest Diagnostics Inc. (“Quest”) is the master tenant pursuant to that certain Office Lease, dated July 13, 1987 (the “Master Lease”), between Landlord (as successor to Ardenwood Properties, N.V.) and Quest (as successor to MetPath, Inc.). Landlord expects to enter into a Termination Agreement with Quest (the “Termination Agreement”) substantially contemporaneously herewith pursuant to which the Master Lease (and, as a result, the Sublease) shall terminate and be of no further force or effect, and the term of this Lease shall thereupon commence. In the event that the Termination Agreement has not been entered into by Landlord and Quest on or before April 30, 2000, Tenant’s Sublease Agreement dated March 29, 1995, shall remain in full force and effect until expiration or earlier termination of such Sublease Agreement, whereupon this Lease shall become effective for the period April 1, 2000 through and including the Term Expiration Date, subject to Tenant’s Extension Right set forth in that certain Right to Extend Term Addendum attached hereto.

4.2.                    The “Term Commencement Date” shall be the effective date of the Termination Agreement, a copy of which shall be delivered by Landlord to Tenant after execution of such Termination Agreement by the parties thereto. Upon request of Landlord, Tenant shall execute and deliver a written acknowledgment of the Term Commencement Date and the Term Expiration Date when such dates are established and shall attach the acknowledgment to this Lease as part of Exhibit “E”; provided however, Tenant’s failure to execute and deliver such acknowledgment shall not affect Landlord’s rights hereunder.

4.3.                    Upon the Term Commencement Date, Tenant shall furnish to Landlord evidence satisfactory to Landlord that insurance coverages required of Tenant under the provisions of Article 21 are in effect.

4.4.                    Access to and possession of areas of the Premises necessary for utilities, services, safety and operation of the Premises is reserved to Landlord.

5.                    Rent.

5.1.                    Tenant agrees, commencing on the Term Commencement Date, to pay Landlord as basic annual rent (“Basic Annual Rent”) for the Premises the Initial Basic Annual Rent, subject to the rental increases provided in Section 6 hereof. Basic Annual Rent shall be due and payable in equal monthly installments, in advance, on the first day of each and every calendar month during the Term. The amount of the monthly installment due prior to the first “Rent Adjustment Date” (as hereinafter defined) is set forth in Section 1.1.2. Landlord and Tenant agree that the rentable area of the Premises, for all purposes of this Lease, is 44,500 square feet.

5.2.                    In addition to Basic Annual Rent, Tenant agrees to pay to Landlord as additional rent (“Additional Rent”), at the times hereinafter specified in this Lease (i) “Supplemental Rent” (as hereinafter defined), and (ii) any and all other amounts that Tenant assumes or agrees to pay under the provisions of this Lease, including, without limitation, Reimbursable Operating Expenses any and all other sums that may become due by reason of any default of Tenant or failure to comply with the agreements, terms, covenants and conditions of this Lease to be performed by Tenant, after any applicable notice and cure period.

5.3.                    Basic Annual Rent and Additional Rent shall together be denominated “Rent”. Rent shall be paid to Landlord, without abatement, deduction, or offset, in lawful money of the United States of America, at the office of Landlord as set forth in Section 1.2.4, or to such other person or at such other place as Landlord may from time designate in writing. In the event the Term commences or ends on a day other than the first day of a calendar month, then the Rent for such fraction of a month shall be prorated for such period on the basis of a thirty (30) day month and shall be paid at the then current rate for such fractional month.

5.4.                    As used herein, “Supplemental Rent” shall mean a monthly amount determined by fully amortizing the leasing commission paid by Landlord to Tenant’s Broker in an amount equal to Forty Thousand Dollars ($40,000) over the initial Term of this Lease, with interest at 12% per annum compounded monthly. Tenant shall have the right, upon obtaining a full release of Landlord and Landlord’s affiliates of any and all liability for such leasing commission due Tenant’s Broker, to pay such leasing commission directly to Tenant’s Broker, in which event there shall be no Supplemental Rent due under this Section 5.4

6.                         Rent Adjustments. Commencing May 1, 2001, and on each anniversary thereof during the Term thereafter, Basic Annual Rent shall be increased by multiplying the Basic Annual Rent payable immediately before such adjustment by the Rent Adjustment Percentage and adding the resulting amount to the Basic Annual Rent payable immediately before such adjustment. Basic Annual Rent, as so adjusted, shall thereafter be due as provided herein.

7.                    Operating Expenses.

7.1.                    Landlord shall pay all impositions of every kind and nature imposed by any federal, state, regional, municipal, local or other governmental authority or agency (each, a “Governmental Authority”) in connection with the ownership, operation or use of all or any portion of the Premises, including, without limitation, property tax costs consisting of real and personal property taxes and assessments (including amounts due under any improvement bond upon the Premises, including the parcel or parcels of real property upon which the Premises is located or assessments levied in lieu thereof); any tax on or measured by gross rentals received from the rental of space in the Premises , or tax based on the square footage of the Premises as well as any parking charges, utilities surcharges, or any other costs levied, assessed or imposed by, or at the direction of, or resulting from statutes or regulations, or interpretations thereof, promulgated by any Governmental Authority in connection with the use or occupancy of the Premises or the parking facilities serving the Premises; any tax on this transaction or any document to which Tenant is a party creating or transferring an interest in the Premises; any fee for a business license to operate an office building; any possessory taxes charged or levied in lieu of real estate taxes; and any expenses, including, without limitation, the cost of third party attorneys or experts, reasonably incurred by Landlord in seeking reduction by the taxing authority of the applicable taxes, less tax refunds obtained as a result of an application for review thereof (collectively hereinafter “Impositions”); provided, however, that Impositions shall not include any net income, franchise, capital stock, estate or inheritance taxes payable by Landlord, unless any such tax is imposed on Landlord in lieu of any of the taxes included in Impositions, nor shall tenant be liable for tax penalties incurred as a result of Landlord’s negligence, inability or unwillingness to make payment and/or to file any tax or informational returns when due. The provisions of this Section 7.1 shall survive termination of this Lease. In addition, Landlord shall pay for insurance premiums, including premiums for public liability, property casualty, earthquake and environmental coverages carried by Landlord on the Premises, and the portion, if any, of insured losses representing the deductible amount under any such insurance policy (the “Premiums”).

7.1.1                        Landlord shall deliver to Tenant a written estimate of the Impositions and Premiums (the “Reimbursable Operating Expenses”) for each calendar year (the “Annual Estimate”), which may be revised by Landlord from time to time during such calendar year. During each month of the Term, on the same date that the monthly installment of Basic Rent is due, Tenant shall pay Landlord an amount equal to 1/12 of the annual cost, as reasonably estimated by Landlord from time to time, of Reimbursable Operating Expenses for the Premises. Payments of Reimbursable Operating Expenses for any fractional calendar month shall be prorated.

7.1.2                        Within 90 days after the end of each calendar year (or such longer period as may be reasonably required), Landlord shall furnish to Tenant a statement (an “Annual Statement”) showing in reasonable detail: (a) the total actual cost of Reimbursable Operating Expenses for the previous calendar year, and (b) the total cost of Tenant’s payments in respect of Reimbursable Operating Expenses for such year. If actual Reimbursable Operating Expenses for such year exceeds Tenant’s payments of Reimbursable Operating Expenses for such year, the excess shall be due and payable by Tenant as Rent within ten (10) business days of Landlord’s delivery of the Annual Statement. If Tenant’s payments of Reimbursable Operating Expenses for such year exceed Tenant’s actual Reimbursable Operating Expenses for such year Landlord shall pay the excess to Tenant within 30 days after delivery of such Annual Statement. Reimbursable Operating Expenses for partial calendar years during the Term hereof shall be prorated. The Annual Statement shall be final and binding upon Tenant unless Tenant, within 30 days after Tenant’s receipt thereof, shall contest any item therein by giving written notice to Landlord, specifying each item contested and the reason therefor.

7.2.                    Tenant shall, at its expense, maintain, repair and operate the Premises, including, by way of examples and not as a limitation upon the generality of the foregoing: make (or cause to be made) repairs and replacements to the Premises as appropriate to maintain the Premises in good condition and repair consistent with the condition of the Premises as of the date hereof; pay all costs for the Premises for utilities, sewer fees, cable T.V., trash collection, cleaning (including windows), heating, ventilation, air-conditioning, security services and devices, building supplies; subject to Section 7.4 hereof, maintain all grounds, private roadways, sidewalks, curbs, drives and parking areas situated within, or appurtenant to, the Premises in good condition, repair and working order; maintain all landscaping consistent with Landlord’s other properties in the immediate geographical area; maintain and replace equipment utilized for operation and maintenance of the Premises; pay license, permit and inspection fees, sales, use and excise taxes on goods and services purchased by Tenant in connection with the operation, maintenance or repair of the Premises; comply with any applicable laws or hazardous waste remediation rules or regulations as described in Section 39 hereof; pay amounts due under any service contracts; and pay the costs of services of independent contractors retained to do work of nature or type herein referenced. All repairs and replacements shall be at least equivalent in quality to the original work. Tenant will not take or omit to take any action the taking or omission of which might materially impair the value or the usefulness of the Premises or any part thereof or commit any waste of the Premises or any part thereof.

7.3.                    Landlord shall have the right to inspect the Premises as provided herein from time-to-time and shall give Tenant notice of any maintenance required to be performed by Tenant hereunder. If Tenant shall fail to perform any such maintenance or to pay when due any amounts payable by Tenant under this Section 7, Landlord shall have the right, but not the obligation, to perform such obligation or to pay such amounts after written notice to Tenant and the lapse of thirty (30) days (other than in the case of an emergency, in which event no prior notice or Tenant cure period shall be required) and Tenant’s failure to fully perform such obligation or pay such amount. The cost of any such performance or the amount of any such payment by Landlord shall constitute Additional Rent due by Tenant to Landlord within ten (10) Business Days of written demand therefor.

7.4.                    Notwithstanding the foregoing, Tenant shall not be responsible for capital repairs of the exterior walls, structural interior partitions, foundation or other structural portions of the Premises at any time, or for the water tight integrity of the roof and covering materials and the private roadways, sidewalks, curbs, drives and parking areas situated within, or appurtenant to, the Premises before April 1, 2000, unless such repairs are required in whole or in part because of any act, neglect, fault of or omissions of any duty by Tenant, its agents, servants, employees or invitees. Landlord and Tenant agree: (i) that if the roof of the Premises requires replacement, Landlord will pay one half of the cost of such replacement, and (ii) if substantially all of the parking lot must be repaved (but not merely sealed, striped or otherwise maintained) at any time during an Extension Term hereunder, Landlord will pay one half of the cost of such repaving, which costs, under either clause (i) or (ii), shall be competitively bid and approved by Landlord and shall be paid by Landlord as such costs are incurred.

8.                    [Intentionally omitted]

9.                    Security Deposit.

9.1.                    Tenant shall deposit with Landlord on or before the Commencement Date of this Lease a security deposit (together with all interest earned thereon, the “Security Deposit”) in an amount equal to the Security Deposit Amount, which Security Deposit shall be held by Landlord as security for the performance by Tenant of all of the terms, covenants, and conditions of this Lease to be kept and performed by Tenant during the Term. If Tenant defaults with respect to any provision of this Lease, including, without limitation, any provision relating to the payment of Rent, Landlord shall have the right, but not the obligation, to use, apply or retain all or any part of the Security Deposit for the payment of any Rent or any other sum in default, or to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant’s default. If any portion of the Security Deposit is so used or applied, Tenant shall, upon written demand therefor, deposit cash with Landlord in an amount sufficient to restore the Security Deposit to the Security Deposit Amount, and Tenant’s failure to do so shall be a material breach of this Lease. Landlord shall not be required to keep the Security Deposit separate from its general fund, but Tenant shall be entitled to any interest on the Security Deposit (to be credited to and added to the Security Deposit) at the rate as may be actually earned thereon by Landlord from time to time but no less often than annually. Tenant shall provide landlord or its designee with such information and instruments (including, without limitation, Tenant’s taxpayer identification number) as Landlord may reasonably require in order to maintain the Security Deposit in an interest-bearing account.

9.2.                    In the event of bankruptcy or other debtor-creditor proceedings against Tenant, the Security Deposit shall be deemed to be applied first to the payment of Rent and other charges due Landlord for all periods prior to the filing of such proceedings.

9.3.                    Landlord shall deliver the unapplied portion of the Security Deposit to any purchaser of Landlord’s interest in the Premises and thereupon Landlord shall be discharged from any and all further liability with respect to the Security Deposit. This provision shall also apply to any subsequent transfers.

9.4.                    If as of the expiration of the Term, Tenant shall have surrendered the Premises in the condition required by this Lease and shall have paid all Rent, the Security Deposit, or any balance thereof, shall be returned to Tenant (or, at Landlord’s option, to the last assignee of Tenant’s interest hereunder) within ninety (90) days after the expiration or earlier termination of this Lease.

10.              Use.

10.1.              Tenant shall use the Premises exclusively for the Permitted Use and shall not use the Premises, or permit or suffer the Premises to be used, for any other purpose without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed.

10.2.              Tenant shall not use or occupy the Premises in violation of any federal, state and local laws and regulations, zoning ordinances, or the certificate of occupancy issued for the Premises, and shall, upon five (5) days’ written notice from Landlord, discontinue any use of the Premises which is declared or claimed by any Governmental Authority having jurisdiction to be a violation of any law, regulation or zoning ordinance or of such certificate of occupancy, or which in the reasonable opinion of Landlord violates any law, regulation or zoning ordinance or the certificate of occupancy. Tenant shall comply with any direction of any Governmental Authority having jurisdiction which shall, by reason of the nature of Tenant’s use or occupancy of the Premises, impose any duty upon Tenant or Landlord with respect to the Premises or with respect to the use or occupancy thereof.

10.3.              Tenant shall not do or permit to be done anything outside the scope of the Permitted Use that will invalidate any fire, environmental, extended coverage or any other insurance policy covering all or any portion of the Premises. The use specified in Section 1.1.4 hereof is in compliance with Landlord’s current insurance on the Premises. Tenant shall comply with all rules, orders, regulations, and requirements of the insurers of the Premises and shall reimburse Landlord promptly upon demand for any additional premium charged for any such policy by reason of Tenant’s use of the Premises.

10.4.              Upon termination of this Lease, Tenant shall return to Landlord all keys to offices and restrooms furnished to, or otherwise procured by, Tenant.

10.5.              Tenant shall not, without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed, (i) attach any awnings or other projection to any outside wall of the Premises, (ii) attach, hang or use any curtains, blinds, shades or screens to, in connection with, any window or door of the Premises other than Landlord’s standard window coverings, (iii) coat or otherwise sunscreen the interior or exterior of any windows, (iv) place any bottles, parcels, or other articles on the window sills, (v) place any equipment, furniture or other items of personal property on any exterior balcony, (vi) paint, affix or exhibit on the exterior of the Premises any sign, advertisement or notice (unless otherwise required by law or reasonable safety measures), (vii) place additional locks or bolts of any kind or nature upon any doors or windows in the Premises or (viii) make any changes to existing locks or the mechanism thereof. Interior signs on doors and the directory tablet shall be of a size, color and type reasonably acceptable to Landlord.

10.6.              Tenant shall cause any office equipment or machinery to be installed in the Premises so as to reasonably prevent sounds or vibrations therefrom from extending into Common Areas, or other space in the Premises. Tenant shall not place any equipment weighing five hundred (500) pounds or greater in or upon the Premises without the prior written of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed.

10.7.              Tenant shall not use or allow the Premises to be used for any immoral, unlawful or objectionable purpose, nor shall Tenant knowingly cause, maintain or permit any nuisance or waste in, on, or about any or all of the Premises.

10.8.              Notwithstanding any other provision herein to the contrary, Tenant shall be responsible for any and all demands, claims, liabilities, losses, costs, expenses, actions, causes of action, damages or judgments, and all reasonable expenses incurred in investigating or resisting the same (including, without limitation, reasonable attorneys’ fees, charges and disbursements and costs of suit) (collectively, “Claims”) arising out of or in connection with the compliance of the Premises with the Americans With Disabilities Act, 42 U.S.C. § 12101, et seq. (together with regulations promulgated pursuant thereto, “ADA”) and Tenant shall indemnify, defend, hold and save Landlord harmless from and against any and all Claims arising out of or in connection with any failure of the Premises to comply with the ADA.

11.              Brokers.

11.1.              Tenant represents and warrants that it has had no dealings with any real estate broker or agent in connection with the negotiation of this Lease other than Tenant’s Broker, as has been disclosed in writing to Landlord, and that Tenant knows of no other real estate broker or agent who is or might be entitled to a commission in connection with this Lease.

11.2.              Tenant hereby indemnifies and shall defend, hold and save Landlord harmless from and against any and all Claims for any commissions or fees in connection with this Lease made by any broker or finder having worked, or claiming to have worked, on behalf Tenant, other than Tenant’s Broker.

11.3.              Tenant represents and warrants that no broker or agent has made any representation or warranty relied upon by Tenant in Tenant’s decision to enter into this Lease.

11.4.              Tenant acknowledges and agrees that the employment of brokers by Landlord is for the purpose of solicitation of offers of lease from prospective tenants and no authority is granted to any broker to furnish any representation (written or oral) or warranty from Landlord. Landlord in executing this Lease does so in reliance upon Tenant’s representations and warranties contained within Sections 11.1 and 11.3 hereof.

12.         Holding Over.

12.1.              If, with Landlord’s express written consent, Tenant holds possession of all or any part of the Premises after the expiration or earlier termination of the Term, Tenant shall become a tenant from month-to-month upon the Term Expiration Date or earlier termination of this Lease, and in such case Tenant shall continue to pay Basic Annual Rent in the amount payable upon the date of the expiration or earlier termination of this Lease or such other amount as Landlord may indicate, in Landlord’s sole and absolute discretion, in such written consent, and all other provisions, representations, covenants and agreements contained herein (other than with respect to the Term and any extensions thereof, but specifically including, without limitation, the adjustment of Basic Annual Rent pursuant to Section 6 hereof) shall remain in full force and effect.

12.2.              If Tenant remains in possession of the Premises after the expiration or earlier termination of the Term without the express written consent of Landlord, Tenant shall become a tenant at sufferance upon the terms of this Lease except that the monthly rental shall be equal to one hundred fifty percent (150%) of the Basic Annual Rent and Additional Rent in effect during the last thirty (30) days of the Term. In addition,

Tenant shall be responsible for all damages suffered by Landlord resulting from or occasioned by Tenant’s holding over.

12.3.              Acceptance by Landlord of Rent after the Term Expiration Date or earlier termination of this Lease shall not result in a renewal or reinstatement of this Lease.

12.4.              The foregoing provisions of this Article 12 are in addition to and do not affect Landlord’s right to re-entry or any other rights of Landlord hereunder or as otherwise provided by law.

13.              Taxes on Tenant’s Property.

13.1.              Tenant shall pay, prior to delinquency, any and all taxes levied against any personal property or trade fixtures placed by Tenant in or about the Premises.

13.2.              If any such taxes on Tenant’s personal property or trade fixtures are levied against Landlord or Landlord’s property, or if the assessed valuation of the Premises is increased by the inclusion therein of a value attributable to Tenant’s personal property or trade fixtures, Landlord shall have the right, but not the obligation, to pay such taxes. The amount of any such payment by Landlord shall constitute Additional Rent due by Tenant to Landlord within ten (10) Business Days of written demand therefor.

14.              Condition of Premises. Tenant acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the condition of any or all of the Premises, the Premises, or with respect to the suitability of any of the foregoing for the conduct of Tenant’s business. The Tenant is in possession of the Premises pursuant to the Sublease, and acknowledges and agrees that the Premises and Premises is in good, sanitary and satisfactory condition and repair.

15.              [Intentionally omitted]

16.              Utilities and Services.

16.1.              Tenant shall pay for all water, gas, heat, light, power, telephone and other utilities supplied to the Premises during the Term, together with any and all fees, surcharges and taxes thereon. Tenant shall pay directly to the applicable utility or service provider prior to delinquency, for all utilities and services which may be furnished to Tenant or the Premises during the Term.

16.2.              Landlord shall not be liable for, nor shall any eviction of Tenant result from, the failure to furnish any utility or service whether or not such failure is caused by accident, breakage, repairs, strikes, lockouts or other labor disturbances or labor disputes of any character, governmental regulation, moratorium or other governmental action, inability despite the exercise of reasonable diligence or by any other cause. Upon any such failure, Tenant shall not be entitled to any abatement or reduction of Rent, nor be relieved from the operation of any covenant or agreement of this Lease; provided, however, that if such failure is due to the gross negligence or willful misconduct of Landlord, and such interruption renders a substantial portion of the Premises untenantable for their intended purposes for more than five (5) continuous business days, then, as Tenant’s sole and exclusive remedy for such failure, Tenant’s obligation to pay monthly Rent shall abate for the period of time that the Premises remains substantially untenantable.

16.3.              Tenant shall not, without the prior written consent of Landlord, which shall not be unreasonably withheld, conditioned or delayed, use the Premises in any manner or maintain any device or devices in the Premises (including, without limitation, data processing machines) that will, individually or taken together with all other uses of and devises in the Premises, require ventilation, air exchange, heating, gas, steam, electricity or water beyond the existing capacity of the Premises.

16.4.              Landlord reserves the right to stop service of the elevator, plumbing, heating, ventilation, air conditioning and electric systems, when necessary, by reason of accident or emergency or, upon not less than forty-eight (48) hours advance notice to Tenant, for repairs, alterations or improvements, in the reasonable judgment of Landlord desirable or necessary to be made, until said repairs, alterations or improvements shall have been completed, and Landlord shall have no responsibility or liability for failure to supply elevator facilities, plumbing, ventilation, heating, air conditioning or electric service during any such period of interruption. If Landlord’s gross negligence or willful misconduct interrupts any such elevator, plumbing, heating, ventilation, air conditioning or electrical service for more than five (5) continuous days after notice from Tenant to Landlord of such interruption of service, then, as Tenant’s sole and exclusive remedy for such failure, Rent shall be abated until such service is restored.

17.              Alterations; Fixtures; Other Personal Property.

17.1.              Tenant shall not make any alterations, additions or improvements in or to the Premises (collectively, “Alterations”) without Landlord’s prior written consent, which shall not be unreasonably withheld, conditioned or delayed. In the event that Landlord approves any Alterations, Landlord may elect, at the time of such approval, to require Tenant to remove any or all of the Installations upon the expiration or earlier termination of this Lease and may impose such other covenants, conditions and obligations on Tenant in connection with the commencement, performance and completion of such Alterations as Landlord may deem reasonably necessary or appropriate in Landlord’s reasonable discretion. Any request for approval shall be in writing, delivered not less than fourteen (14) days in advance of any proposed construction, and accompanied by plans, specifications, bid proposals, work contracts and such other information concerning the nature and cost of the alterations as may be reasonably requested by Landlord. Tenant shall pay to Landlord on demand an amount equal to Landlord’s actual out-of-pocket costs and expenses incurred by Landlord in connection with any alterations, additions or improvements to the Premises to cover Landlord’s costs and expenses for plan review, coordination, scheduling and supervision thereof. Tenant shall reimburse Landlord for any extra expense incurred by Landlord by reason of faulty work done by Tenant or its contractors, delays caused by such work, or inadequate cleanup.

17.2.              Other than the items, if any, listed on Exhibit “G” attached hereto and any trade fixtures, machinery, equipment and other personal property which may be removed without material damage to the Premises, which damage shall be repaired by Tenant during the Term (“Tenant’s Property”), all Alterations, real property fixtures, built-in laboratory casework and cabinets and other similar additions and improvements built into the Premises so as to become an integral part of the Premises, such as fume hoods which penetrate the roof or plenum area, built-in cold rooms, built-in warm rooms, walk-in cold rooms, walk-in warm rooms, deionized water system, glass washing equipment, autoclaves, chillers, built-in plumbing, electrical and mechanical equipment and systems, and any power generator and transfer switch (collectively, “Installations”) shall be and shall remain the property of Landlord during the Term and following the expiration or earlier termination of the Term, shall not be removed by Tenant at any time during the Term (unless replaced with substantially similar updated installations) and shall remain upon and be surrendered with the Premises as a part thereof following the expiration or earlier termination of the Term; provided, however, that if Landlord elected at the time it approved such Installation to cause Tenant to remove such Installation, Tenant shall remove such Installation upon the expiration or earlier termination of this Lease and restore any damage caused by or occasioned as a result of such removal. During any such restoration period, Tenant shall pay Rent to Landlord as provided herein as if said space were otherwise occupied by Tenant.

17.3.              If Tenant shall fail to remove all of Tenant’s Property and other effects from the Premises prior to expiration or earlier termination of this Lease, then Landlord may, at its option in its sole and absolute discretion, (a) remove the same in any manner that Landlord shall choose, and store Tenant’s Property and other effects without liability to Tenant for loss thereof or damage thereto, and Tenant agrees to pay Landlord upon demand any and all expenses incident to such removal and storage or (b) without notice, sell Tenant’s Property and other effects or any of them, at private sale and without legal process, for such price as Landlord may obtain, and apply the proceeds of such sale against any amounts due under this Lease from Tenant to

Landlord and against any and all expenses incident to the removal, storage and sale of Tenant’s Property and other effects.

17.4.              Notwithstanding anything in this Lease to the contrary, Landlord’s consent shall not be required with respect to any cosmetic or decorative alterations costing less, in the aggregate, than Five Thousand Dollars ($5,000) during any six (6) month period, provided that such alteration (i) does not affect the Premises structure or the exterior of the Premises, (ii) does not adversely affect the proper functioning of any mechanical, utility, heating, ventilating, air conditioning, or electrical systems, or any other Premises system, (iii) does not violate the provisions of the certificate of occupancy for the Premises or the Premises, (iv) the work is done expeditiously and in a good and workmanlike manner using new materials of good quality, (v) the alterations comply with all applicable laws promulgated by Governmental Authorities, (vi) Tenant complies with any applicable insurance requirements contained in this Lease, and (vii) Tenant shall promptly pays all costs and expenses and discharges any liens arising in respect of the work.

18.              Repairs and Maintenance.

18.1.              Landlord, at its own cost, shall repair the structural portions of the Premises, including, without limitation, foundations, structural interior partitions, and exterior walls, unless such repairs are required in whole or in part because of any act, neglect, fault of or omissions of any duty by Tenant, its agents, servants, employees or invitees, in which case Tenant shall pay to Landlord the full cost of such repairs prior to and as a condition to Landlord’s obligation to make such repairs.

18.2.              Except for services of Landlord, if any, required by Section 18.1, Tenant shall, at its sole cost and expense, keep the Premises and every part thereof (including, without limitation, plumbing, fire sprinkler system (if any), heating, ventilating, air conditioning, elevator, electrical systems, exterior landscaping and, subject to Section 7.4 hereof, roofing and covering materials and parking areas) in good condition and repair, ordinary wear and tear excepted. Tenant shall, upon the expiration or earlier termination of this Lease, surrender the Premises to Landlord in at least as good as its condition when received, ordinary wear and tear excepted. Landlord shall have no obligation to alter, remodel, improve, repair, decorate or paint the Premises or any part thereof.

18.3.              Landlord shall not be liable for any failure to make any repairs or to perform any maintenance which is an obligation of Landlord unless such failure shall persist for an unreasonable time after written notice of the need of such repairs or maintenance is given to Landlord by Tenant. Tenant waives the rights that may be available to it under the laws of the State in which the Premises is located or under any similar law, statute or ordinance now or hereafter in effect to make repairs at Landlord’s expense. Prior to entering the Premises to perform work and make repairs which are permitted or required pursuant to the terms of this Lease (except in the event of an emergency, in which event such right and access shall be unrestricted) Landlord shall give Tenant reasonable advance notice of the proposed entry or access. Landlord shall perform all work and make all repairs in a manner designed to reasonably minimize any material interference with Tenant’s use of the Premises (although Landlord shall not thereby be required to incur overtime or other additional expense to do so unless Tenant requests Landlord do so and shall pay for such expense).

18.4.              This Article 18 relates to repairs and maintenance arising in ordinary course of operation of the Premises and any related facilities, including minor acts of vandalism. In the event of fire, earthquake, flood, riot, major acts of vandalism, war, or similar cause of damage or destruction, this Article 18 shall not be applicable and the provisions of Article 22 shall apply and control.

19.              Liens.

19.1.              Without in any way affecting the limitations on Alterations pursuant to Section 17.1 hereof, Tenant shall discharge, by bond or otherwise, any mechanic’s lien filed against the Premises for work claimed to have been done for, or materials claimed to have been furnished to Tenant, within ten (10) days after Tenant has knowledge of the filing thereof, at the sole cost and expense of Tenant. Subject to the immediately preceding sentence, Tenant shall keep the Premises free from any liens arising out of work performed, materials furnished or obligations incurred by Tenant.

19.2.           Should Tenant fail to discharge any lien of the nature described in Section 19.1, Landlord shall have the right, but not the obligation, to pay such claim or post a bond or otherwise provide security to eliminate the lien as a claim against title and the cost thereof shall be immediately due from Tenant as Additional Rent.

19.3.           In the event Tenant shall lease or finance the acquisition of office, laboratory or manufacturing equipment, furnishings, or other personal property of a removable nature utilized by Tenant in the operation of Tenant’s business, including equipment of a removable nature required for Tenant’s cGMP Facility, Tenant warrants that any Uniform Commercial Code Financing Statement executed by Tenant will upon its face or by exhibit thereto indicate that such Financing Statement is applicable only to removable personal property of Tenant located within the Premises. In no event shall the address of the Premises be furnished on the statement without qualifying language as to applicability of the lien only to removable personal property, located in an identified suite held by Tenant.

20.            Indemnification and Exculpation.

20.1.           Tenant hereby indemnifies and agrees to defend, save and hold Landlord harmless from and against any and all Claims for injury or death to person or damage to property occurring within or about the Premises, arising directly or indirectly out of use or occupancy of the Premises or a breach or default by Tenant in the performance of any of its obligations hereunder, unless caused solely by the willful misconduct or gross negligence of the Landlord.

20.2.           Landlord shall not be liable to Tenant for, and Tenant assumes all risk of damage to, personal property (including, without limitation, loss of records, product, research or other personal property of any kind or description kept within the Premises). Tenant further waives any and all Claims for injury to Tenant’s business or loss of income relating to any such damage or destruction of personal property (including, without limitation, any loss of records, product, research or other personal property of any kind or description).

20.3.           Landlord shall not be liable for any damages arising from any act, omission or neglect of any person, provided however, that, subject to Section 41.9 hereof, Landlord shall indemnify Tenant from and against any and all Claims for injury or death to person or damage to property occurring within or about the Premises, arising directly or indirectly out of the gross negligence or willful misconduct of Landlord.

20.4.           Security devices and services, if any, while intended to deter crime may not in given instances prevent theft or other criminal acts. Tenant (a) acknowledges and agrees that Landlord shall not be liable for injuries or losses caused by criminal acts of third parties and (b) assumes the risk that any security device or service may malfunction or otherwise be circumvented by a criminal. Tenant shall at Tenant’s cost obtain insurance coverage to the extent Tenant desires protection against such criminal acts.

21.            Insurance; Waiver of Subrogation.

21.1.           Landlord shall carry insurance upon the Premises, in an amount equal to full replacement cost (exclusive of the costs of excavation, foundations, and footings, and without reference to depreciation taken by Landlord upon its books or tax returns) or, if greater, the amount of such insurance Landlord’s mortgage lender requires Landlord to maintain, providing protection against any peril generally included within the classification “Fire and Extended Coverage” together with insurance against sprinkler damage (if applicable), vandalism and malicious mischief. Subject to availability thereof, Landlord shall further insure, as it deems necessary or appropriate, against flood, environmental hazard and earthquake, loss or failure of building equipment, rental loss during the period of repair or rebuild, workmen’s compensation insurance and fidelity bonds for employees employed to perform services. Landlord shall, on fifteen (15) business days prior written notice from Tenant, obtain insurance as to any improvements installed by Tenant or which are in addition to the standard improvements customarily furnished by Landlord without regard to whether or not such improvements are made a part of the Premises, Landlord shall use its best efforts to provide insurance certificates evidencing such insurance to Tenant not more than 30 days after each renewal of any such insurance.

21.2.           Landlord shall further carry public liability insurance with a single loss limit of not less than Two Million Dollars ($2,000,000.00) for death or bodily injury, or property damage with respect to the Premises.

21.3.           All insurance required or permitted to be maintained by Landlord hereunder shall constitute Reimbursable Operating Expenses.

21.4.           Tenant, at its sole cost and expense, shall procure and continue in effect throughout the Term (and during any period of occupancy by Tenant after the expiration or earlier termination of this Lease) comprehensive public liability insurance with limits of not less than Two Million Dollars ($2,000,000.00) per occurrence for death or bodily injury and not less than One Million Dollars ($1,000,000.00) for property damage with respect to the Premises.

21.5.           The aforesaid insurance required of Tenant shall name Landlord, its officers, employees and agents, as an additional insured. Said insurance shall be with companies having a rating of not less than policyholder rating of A and financial category rating of at least Class XII in “Best’s Insurance Guide.” Tenant shall obtain for Landlord from the insurance companies or cause the insurance companies to furnish, certificates of coverage to Landlord. No such policy shall be cancelable or subject to reduction of coverage or other modification or cancellation except after thirty (30) days prior written notice to Landlord from the insurer. All such policies shall be written as primary policies, not contributing with and not in excess of the coverage which Landlord may carry. Tenant’s policy may be a “blanket policy” which specifically provides that the amount of insurance shall not be prejudiced by other losses covered by the policy. Tenant shall, at least twenty (20) days prior to the expiration of such policies, furnish Landlord with renewals or binders. Tenant agrees that if Tenant does not take out and maintain such insurance, Landlord may (but shall not be required to) procure said insurance on Tenant’s behalf and at its cost to be paid as Additional Rent.

21.6.           Landlord shall not be liable to Tenant for, and Tenant assumes all risk of damage to, any and all fixtures, goods, inventory, merchandise, equipment, leasehold improvements (subject to Section 22 hereof), and personal property (including, without limitation, all books and records) and Landlord shall not be liable for injury to Tenant’s business or any loss of income therefrom relative to such damage all as more particularly heretofore set forth within this Lease. Tenant, at its sole cost and expense, shall carry such insurance as Tenant desires with respect to personal property of Tenant or interruption of Tenant’s business.

21.7.           In each instance where insurance is to name Landlord as additional insured, Tenant shall upon written request of Landlord also designate and furnish certificates so evidencing Landlord as additional insured to (i) any lender of Landlord holding a security interest in the Premises or real property upon which the Premises is situated, and/or (ii) the landlord under any lease wherein Landlord is tenant of the real property whereupon the Premises is located if the interest of Landlord is or shall become that of a tenant under a ground lease rather than that of a fee owner, and/or (iii) any management company retained by Landlord to manage the Premises.

21.8.           For the Term of this Lease, Tenant and Landlord each hereby waives any and all rights of recovery against the other or against the officers, directors, employees, agents, and representatives of the other, on account of loss or damage occasioned to Tenant or Landlord, as applicable, or its property or the property of others under its control to the extent that such loss or damage is insured against under any fire and extended coverage insurance policy which either may have in force at the time of such loss or damage. Landlord and Tenant upon obtaining the policies of insurance required or permitted under this Lease shall give notice to the insurance carrier or carriers that the foregoing waiver of subrogation is contained in this Lease. If the foregoing waiver of subrogation shall contravene any law with respect to exculpatory agreements, the liability of Landlord or tenant, as applicable, shall be deemed not released but shall be secondary to the other’s insurer.

21.9.           Landlord may require insurance policy limits to be raised to conform with requirements of Landlord’s lender and/or to bring coverage limits to levels then being required of new tenants within Landlord’s other projects.

22.            Damage or Destruction.

22.1.           In the event of a partial destruction of the Premises by fire or other perils covered by extended coverage insurance, not exceeding fifty percent (50%) of the full insurable value of the Premises and if the damage thereto is such that the Premises may be repaired, reconstructed or restored within a period of eight (8) months from the date of the happening of such casualty and Landlord will receive insurance proceeds (or would have received if Landlord carried the insurance required to be carried pursuant to Article 21 hereof) sufficient to cover the cost of such repairs (except for any deductible amount provided by Landlord’s policy (which shall be no greater than $15,000), which deductible amount if paid by Landlord shall be includable in Additional Rent), Landlord shall commence and proceed diligently with the work of repair, reconstruction and restoration and this Lease shall continue in full force and effect.

22.2.           In the event of any damage to or destruction of the Premises, other than as provided in Section 22.1, Landlord may elect, in its sole and absolute discretion, to repair, reconstruct and restore the Premises, in which case this Lease shall continue in full force and effect or (b) not to repair, reconstruct and restore the Premises, in which case this Lease shall terminate as of the date that is seventy-five (75) days after the date of damage or destruction; provided, however, that notwithstanding Landlord’s election, Tenant may elect to terminate this Lease by written notice to Landlord within ten (10) business days of receipt of Landlord’s notice of election; and provided further, if there are, at the time of any such destruction of the Premises any then unexercised Extension Rights hereunder and if Tenant elects to extend the term hereof for a term that extends for at least five years or more beyond the date or projected date of any restoration of the Premises, Landlord shall commence and proceed diligently with the work of repair, reconstruction and restoration and this Lease shall continue in full force and effect, as so extended.

22.3.           Landlord shall give written notice to Tenant of its election pursuant to Section 22.2 not later than sixty (60) days following the date of damage or destruction.

22.4.           In the event of damage or destruction as herein described, the rental provided to be paid under this Lease shall be abated proportionately based on the extent to which Tenant’s use of the Premises is impaired during the period of such repair, reconstruction or restoration, unless Landlord provides Tenant with other space during the period of repair that is suitable (in Tenant’s reasonable discretion) for the temporary conduct of Tenant’s business.

22.5.           Notwithstanding anything to the contrary contained in this Article, if Landlord is delayed or prevented from commencing or completing the repair or restoration of damage to or destruction of the Premises by reason of acts of God or war, governmental restrictions, inability to procure the necessary labor or materials, strikes, or other events beyond the control of Landlord, the time for Landlord to commence or complete repairs shall be extended until such events cease to delay or prevent such repair or restoration; provided, however, that if repairs or restoration required to provide Tenant use of the Premises is not substantially complete as of the end of eight (8) months from the date of damage or destruction, then Landlord may, in its sole and absolute discretion, elect not to proceed with such repair and restoration, in which event Landlord shall be relieved of its obligations to make such repairs or restoration and this Lease shall terminate as of the date that is seventy-five (75) days after such damage or destruction.

22.6.           If Landlord is obligated to or elects to repair or restore as herein provided, Landlord shall be obligated to make repairs or restoration only of those portions of the Premises which were covered by Landlord’s insurance and then only to the extent of such insurance proceeds; the repair and restoration of items not covered by Landlord’s insurance shall be the obligation of Tenant. In the event Tenant elected to upgrade certain improvements from the standard normally provided by Landlord, Landlord shall, upon the need for replacement due to an insured loss, provide only the standard Landlord improvements unless Tenant shall elect to again upgrade and pay any additional cost of such upgrades.

22.7.           Notwithstanding anything to the contrary contained in this Section 22, Landlord shall not have any obligation whatsoever to repair, reconstruct or restore the Premises to the extent that insurance proceeds are not available therefor, or when the damage resulting from any casualty covered under this Article occurs during the last twenty-four (24) months of the Term and is reasonably estimated by Landlord to cost Two Hundred Fifty Thousand Dollars ($250,000) or more to repair, unless if there are, at the time of any such destruction of the Premises any then unexercised Extension Rights hereunder and Tenant elects to extend the term hereof as described in the Right to Extend Addendum attached hereto, Landlord shall commence and proceed diligently with the work of repair, reconstruction and restoration and this Lease shall continue in full force and effect, as so extended.

22.8.           Upon termination of this Lease under any of the provisions of this Section 22, the parties shall be released from all of their obligations arising under this Lease from the date Tenant surrenders possession of the Premises to the Landlord, except for obligations with respect to facts, events or circumstances which have theretofore occurred and obligations arising under provisions hereof that expressly survive the termination of this Lease.

23.            Eminent Domain.

23.1.           In the event the whole of the Premises, or such part thereof as shall substantially interfere with the Tenant’s use and occupancy thereof, shall be taken for any public or quasi-public purpose by any lawful power or authority by exercise of the right of appropriation, condemnation or eminent domain, or sold to prevent such taking, Tenant or Landlord may terminate this Lease effective as of the date possession is required to be surrendered to said authority.

23.2.           In the event of a partial taking of the Premises or of drives, walkways, and parking areas serving the Premises for any public or quasi-public purpose by any lawful power or authority by exercise of right of appropriation, condemnation, or eminent domain, or sold to prevent such taking, then without regard as to whether any portion of the Premises occupied by Tenant was so taken, Landlord may elect to terminate this Lease as of such taking if such taking is, in the reasonable opinion of Landlord, of a material nature such as to make it uneconomical to continue use of the unappropriated portion for purposes of office rentals or laboratory space.

23.3.           Tenant shall be entitled to any award which is specifically awarded as compensation for the taking of Tenant’s personal property that was installed at Tenant’s expense and for costs of moving Tenant to a new location. Except as before set forth, any and all awards for any taking of the nature described in this Section 23 shall belong to Landlord.

23.4.           If, following any taking of the nature described in this Section 23, this Lease continues in effect, the Landlord shall promptly proceed to restore the Premises to substantially their same condition prior to such partial taking. To the extent such restoration is feasible, as reasonably determined by Landlord, the Rent shall be abated proportionately based upon the extent, if any, to which Tenant’s use of the Premises has decreased on the basis of the percentage of the rental value of the Premises after such taking and the rental value of the Premises prior to such taking.

24.            Defaults and Remedies.

24.1.           Late payment by Tenant to Landlord of Rent and other sums due will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult and impracticable to ascertain. Such costs include, but are not limited to, processing and accounting charges and late charges which may be imposed on Landlord by the terms of any mortgage or trust deed covering the Premises. Therefore, if any installment of Rent due from Tenant is not received by Landlord within ten (10) days after the date such payment is due, Tenant shall pay to Landlord an additional sum of six percent (6%) of the overdue Rent as a late charge. The parties agree that this late charge represents a fair and reasonable estimate of the costs that Landlord will incur by reason of late payment by Tenant. In addition to the late charge, Rent not paid when due shall bear interest from the 5th day after date due until paid at the lesser of (i) twelve percent (12%) per annum or (ii) the maximum rate permitted by law.

24.2.           No payment by Tenant or receipt by Landlord of a lesser amount than the Rent payment herein stipulated shall be deemed to be other than on account of the Rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as Rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such Rent or pursue any other remedy provided.

24.3.           If Tenant fails to pay any sum of money required to be paid by it hereunder, or shall fail to perform any other act on its part to be performed hereunder, Landlord may, without waiving or releasing Tenant from any obligations of Tenant, but shall not be obligated to, make such payment or perform such act. All sums so paid or incurred by Landlord, together with interest thereon, from the date such sums were paid or incurred, at the annual rate equal to twelve percent (12%) per annum or the highest rate permitted by law, whichever is less, shall be payable to Landlord on demand as Additional Rent.

24.4.           The occurrence of any one or more of the following events shall constitute a “Default” hereunder by Tenant:

24.4.1              The abandonment or vacation of the Premises by Tenant;

24.4.2              The failure by Tenant to make any payment of Rent as and when due; provided, however, that Landlord will give Tenant notice and an opportunity to cure any failure to pay Rent not more than once in any 12 month period and Tenant agrees that such notice shall be in lieu of and not in addition to any notice required by law;

24.4.3              The failure by Tenant to observe or perform any obligation or covenant contained herein (other than described in Section 24.4.1 and 24.4.2) to be performed by Tenant, where such failure shall continue for a period of thirty (30) days after written notice thereof from Landlord to Tenant. Such notice shall be in lieu of, and not in addition to, any notice required under any applicable law, statute or ordinance; provided that if the nature of Tenant’s default is such that it reasonably requires more than thirty (30) days to cure, then Tenant shall not be deemed to be in default if Tenant shall commence such cure within said thirty (30) day period and thereafter diligently prosecute the same to completion, provided, however, that such cure is completed no later than ninety (90) days from the date of written notice; provided, further, however, that if any such cure cannot be completed within such ninety (90) day period solely by reason of the need for any required governmental permit which is not received within such ninety (90) day period, and provided (i) Tenant uses diligence in applying for and pursuing such permits, and (ii) Tenant’s operations in the Premises are not materially adversely affected by its failure to effect cure within such ninety (90) day period, Tenant may have up to an additional ninety (90) days to obtain any such permit and to effect such cure;

24.4.4              Tenant makes an assignment for the benefit of creditors;

24.4.5              A receiver, trustee or custodian is appointed to, or does, take title, possession or control of all, or substantially all, of Tenant’s assets;

24.4.6              Tenant files a voluntary petition under the Bankruptcy Code (or any similar law) or an order for relief is entered against Tenant pursuant to a voluntary or involuntary proceeding commenced under any chapter of the Bankruptcy Code;

24.4.7              Any involuntary petition is filed against the Tenant under any chapter of the Bankruptcy Code and is not dismissed within ninety (90) days; or

24.4.8              Tenant’s interest in this Lease is attached, executed upon, or otherwise judicially seized and such action is not released within ninety (90) days of the action.

Notices given under this Section 24.4 shall specify the alleged default and shall demand that Tenant perform the provisions of this Lease or pay the Rent that is in arrears, as the case may be, within the applicable period of time, or quit the Premises. No such notice shall be deemed a forfeiture or a termination of this Lease unless Landlord elects otherwise in such notice.

24.5.           In the event of a Default by Tenant, and at any time thereafter, with or without notice or demand and without limiting Landlord in the exercise of any right or remedy which Landlord may have, Landlord shall be entitled to terminate Tenant’s right to possession of the Premises by any lawful means, in which case this Lease shall terminate and Tenant shall immediately surrender possession of the Premises to Landlord. In such event, Landlord shall have the immediate right to re-enter and remove all persons and property, and such property may be removed and stored in a public warehouse or elsewhere at the cost of, and for the account of Tenant, all without service of notice or resort to legal process and without being deemed guilty of trespass, or becoming liable for any loss or damage which may be occasioned thereby. In the event that Landlord shall elect to so terminate this Lease, then Landlord shall be entitled to recover from Tenant all damages incurred by Landlord by reason of Tenant’s default, including:

24.5.1              The worth at the time of award of any unpaid Rent which had been earned at the time of such termination; plus

24.5.2              The worth at the time of award of the amount by which the unpaid Rent which would have been earned after termination until the time of award exceeds that portion of such rental loss which Tenant proves could have been reasonably avoided; plus

24.5.3              The worth at the time of award of the amount by which the unpaid Rent for the balance of the term after the time of award exceeds the amount of such rental loss which Tenant proves could have been reasonably avoided; plus

24.5.4              Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligation under this Lease or which in the ordinary course of things would be likely to result therefrom, including, but not limited to, the cost of restoring the Premises to the condition required under the terms of this Lease; plus

24.5.5              At the Landlord’s election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable law.

As used in Sections 24.5.1 and 24.5.2 above, “worth at the time of award” shall be computed by allowing interest at the rate specified in Section 24.3. As used in Section 24.5.3 above, the “worth at the time of the award” shall be computed by taking the present value of such amount, by using the discount rate of the Federal Reserve Bank of San Francisco at the time of the award plus six (6) percentage points.

24.6.           If Landlord does not elect to terminate this Lease as provided in this Section, then Landlord may, from time to time, recover all Rent as it becomes due under this Lease. At any time thereafter, Landlord may elect to terminate this Lease and to recover damage to which Landlord is entitled.

24.7.           In the event Landlord elects to terminate this Lease and relet the Premises, it may execute any new lease in its own name. Tenant hereunder shall have no right or authority whatsoever to collect any Rent from such tenant. The proceeds of any such reletting shall be applied as follows:

First, to the payment of any indebtedness other than Rent due hereunder from Tenant to Landlord, including, but not limited to, storage charges or brokerage commissions owing from Tenant to Landlord as the result of such reletting;

Second, to the payment of the costs and expenses of reletting the Premises, including alterations and repairs which Landlord deems reasonably necessary and advisable and reasonable attorneys’ fees, charges and disbursements incurred by Landlord in connection with the retaking of the Premises and such reletting;

Third, to the payment of Rent and other charges due and unpaid hereunder; and

Fourth, to the payment of future Rent and other damages payable by Tenant under this Lease.

24.8.           All rights, options, and remedies of Landlord contained in this Lease shall be construed and held to be nonexclusive and cumulative. Landlord shall have the right to pursue any one or all of such remedies or any other remedy or relief which may be provided by law, whether or not stated in this Lease. No waiver of any default of Tenant hereunder shall be implied from any acceptance by Landlord of any Rent or other payments due hereunder or any omission by Landlord to take any action on account of such default if such default persists or is repeated, and no express waiver shall affect defaults other than as specified in said waiver.

24.9.           Termination of this Lease or Tenant’s right to possession by Landlord shall not relieve Tenant from any liability to Landlord which has theretofore accrued or shall arise based upon events which occurred prior to the last to occur of (i) the date of Termination or (ii) the date possession of Premises is surrendered.

24.10.    Landlord shall not be in default unless Landlord fails to perform obligations required of Landlord within a reasonable time after written notice by Tenant specifying wherein Landlord has failed to perform such obligation.

24.11.    In the event of any default on the part of Landlord, Tenant will give notice by registered or certified mail to any beneficiary of a deed of trust or mortgagee of a mortgage covering the Premises and to any landlord of any lease of land on which the Premises is located, in either case whose name and address shall have been furnished to Tenant, and Tenant shall offer such beneficiary, mortgagee and/or landlord a reasonable opportunity to cure the default, including time to obtain possession of the Premises by power of sale or a judicial action if such should prove necessary to effect a cure, provided the Landlord shall have furnished to Tenant in writing the names and addresses of all such persons who are to receive such notices. If, after the lapse of any such notice and cure period, no such cure has been effected, Tenant may cure such Landlord defaults and shall be entitled to interest on the reasonable amounts expended on such cure from the date incurred until paid.

25.            Assignment or Subletting.

25.1.           Except as hereinafter provided, Tenant shall not, either voluntarily or by operation of law, directly or indirectly, sell, hypothecate, assign, pledge, encumber or otherwise transfer this Lease, or sublet the Premises or any part thereof, or permit or suffer the Premises or any part thereof to be used or occupied as work space, storage space, mailing privileges, concession or otherwise by anyone other than Tenant or Tenant’s employees, without the prior written consent of Landlord in each instance, which shall not be unreasonably withheld, conditioned or delayed. Notwithstanding the foregoing, so long as Tenant is not in default hereunder, Landlord’s consent shall not be required in connection with an assignment of this Lease or sublet of the Premises to any entity controlled by, under common control with or controlling Tenant, provided that Tenant gives Landlord prior written notice of such transaction and such proposed transaction otherwise complies with or satisfies the requirements and conditions of Section 25.5 hereof (an “Affiliate Transfer”).

In addition, Tenant shall have the right to assign this Lease, upon written notice to Landlord but without obtaining Landlord’s prior written consent, to a corporation or other entity which is a successor-in-interest to Tenant, by way of merger, consolidation or corporate reorganization, or by the purchase of all or substantially all of the assets or the ownership interests of the Tenant provided that (i) such merger or consolidation, or such acquisition or assumption, as the case may be, is for a good business purpose and not principally for the purpose of transferring the Lease, and (ii) the net worth (as determined in accordance with GAAP) of the assignee or sublessee, as applicable, is not less than the net worth (as determined in accordance with GAAP) of Tenant as of the Effective Date, and (iii) such assignee shall agree in writing to assume all of the terms, covenants and conditions of this Lease arising after the effective date of the assignment (a “Permitted Assignment”).

25.2.           If Tenant is a corporation, the shares of which are not actively traded upon a stock exchange or in the over-the-counter market, a transfer or series of transfers whereby twenty-five percent (25%) or more of the issued and outstanding shares of such corporation are, or the voting control is, transferred (but excepting transfers upon the death of individual shareholders or transfers between existing shareholders) from a person or persons or entity or entities which were owners thereof at time of execution of this Lease to persons or entities who were not owners of shares of the corporation at time of execution of this Lease shall be deemed an assignment of this Lease requiring the consent of Landlord as provided in Section 25.1 above.

25.3.           In the event Tenant desires to assign, sublease, hypothecate or otherwise transfer this Lease or sublet the Premises other than pursuant to a Permitted Assignment, then at least thirty (30) days, but not more than ninety (90) days, prior to the date when Tenant desires the assignment or sublease to be effective (the “Assignment Date”), Tenant shall give Landlord a notice (the “Assignment Notice”) containing information (including references) concerning the character of the proposed assignee or sublessee, the Assignment Date, any ownership or commercial relationship between Tenant and the proposed assignee or sublessee, and the consideration and all other material terms and conditions of the proposed assignment or sublease along with such other information as Landlord may reasonably require, all in such detail as Landlord shall reasonably require. Tenant shall also tender to Landlord, reasonable third party attorneys fees and other third party costs and expenses incurred by Landlord in reviewing Tenants request for such assignment.

25.4.           Landlord in making its determination as to whether consent should be given to a proposed assignment or sublease, may request such information as it deems necessary or appropriate including, without limitation, information relating to the financial strength of the proposed assignee or sublessee (notwithstanding that the assignor will remain liable for Tenant’s performance), any change in use of the Premises which such proposes assignee contemplates.

25.5.           As conditions precedent to consideration of a requested transfer of rights or subletting of the Demises Premises, Landlord may require any or all of the following:

25.5.1              Notwithstanding any assignment or subletting, Tenant shall remain fully liable under this Lease during the unexpired Term;

25.5.2              Tenant shall provide Landlord with evidence reasonably satisfactory to Landlord that the value of Landlord’s interest under this Lease will not thereby be diminished or reduced. Such evidence shall include, but need not be limited to, evidence respecting the relevant business experience and financial responsibility and status of the third party concerned;

25.5.3              Tenant shall reimburse Landlord for Landlord’s actual third party costs and expenses, including, without limitation, reasonable attorneys’ fees, charges and disbursements incurred in connection with the review, processing and documentation of such request;

25.5.4              If Tenant’s assignment of this Lease or subletting of more than fifty percent (50%) of the Premises (other than a Permitted Assignment or an Affiliate Transfer) provides for the receipt by, on behalf or on account of Tenant of any consideration of any kind whatsoever (including, but not by way of limitation, a premium rental for a sublease or lump sum payment for an assignment) in excess of the rental and other charges due Landlord under this Lease and Tenant’s reasonable leasing costs (consisting of new tenant improvements, leasing commissions, architectural fees, legal fees and other costs) in procuring such subtenant or assignee, Tenant shall pay one-half (1/2) of said excess to Landlord. If said consideration consists of cash paid to Tenant, said payment to Landlord shall be made upon receipt by Tenant of said cash payment;

25.5.5              Written agreement from any third party concerned that in the event Landlord gives such third party notice that Tenant is in default under this Lease, such third party shall thereafter make all payments otherwise due Tenant directly to Landlord, which payments will be received by Landlord without any liability on Landlord except to credit such payment against those due under the Lease, and any such third party shall agree to attorn to Landlord or its successors and assigns should this Lease be terminated for any reason; provided, however, that in no event shall Landlord or its successors or assigns be obligated to accept such attornment;

25.5.6              Tenant shall not then be in Default hereunder in any respect;

25.5.7              Such third party’s proposed use of the Premises shall be a Permitted Use;

25.5.8              Landlord shall not be bound by any provision of any agreement pertaining to Tenant’s transfer of rights or subletting of the Premises;

25.5.9              Any agreement pertaining to Tenant’s transfer of this Lease or subletting of any portion of the Premises and Landlord’s approval thereof (other than a Permitted Assignment) shall be in a form acceptable to Landlord in Landlord’s reasonable discretion, and any such agreement shall not be modified or amended without Landlord’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed;

25.5.10       Tenant shall deliver to Landlord one original executed copy of any and all written instruments evidencing or relating to Tenant’s transfer of rights or subletting of the Premises; and

25.5.11       A list of Hazardous Materials, certified by the proposed sublessee to be true and correct, which the proposed sublessee intends to use or store in the Premises. Additionally, Tenant shall deliver to Landlord, on or before the date any proposed sublessee takes occupancy of the Premises, all of the items relating to Hazardous Materials of such proposed sublessee.

25.6.           Any sale, assignment, hypothecation or transfer of this Lease or subletting of the Premises that is not in compliance with the provisions of this Section 25 shall be void and shall constitute a Default hereunder permitting Landlord the right to exercise any and all of its remedies hereunder, including, without limitation, the right to terminate this Lease.

25.7.           The consent by Landlord to an assignment or subletting shall not relieve Tenant or any assignees of this Lease or sublessee of the Premises from obtaining the consent of Landlord to any further assignment or subletting. The acceptance of Rent or any other sum due hereunder, or the acceptance of performance of any other term, covenant, or condition thereof, from any other person or entity shall not be deemed to be a waiver of any of the provisions of this Lease or a consent to any subletting, assignment or other transfer of the Premises.

25.8.           Notwithstanding any subletting or assignment, Tenant and any assignee or sublessee of Tenant shall remain fully and primarily liable for the payment of all Rent and other sums due, or to become due hereunder, and for the full performance of all other terms, conditions, and covenants to be kept and performed by Tenant.

25.9.           Upon delivery to Landlord of an Assignment Notice which, together with all prior assignments, results in Tenant or any successor pursuant to a Permitted Assignment occupying less than fifty percent (50%) of the Premises, Landlord shall have the option, exercisable by giving notice to Tenant at any time within ten (10) days after Landlord’s receipt of such Assignment Notice, to terminate this Lease as of the date specified in the Assignment Notice as the Assignment Date. No failure of Landlord to exercise any such option to terminate this Lease shall be deemed to be Landlord’s consent to the proposed assignment, sublease or other transfer. If Landlord exercises such right to terminate the Lease as described above, Tenant shall have the right, within ten business days of Landlord’s election, to withdraw such Assignment Notice, whereupon the Lease shall remain in full force and effect.

25.10.    If Tenant shall sublet the Premises or any part, Tenant hereby immediately and irrevocably assigns to Landlord, as security for Tenant’s obligations under this Lease, all rent from any subletting of all or a part of the Premises and Landlord as assignee and as attorney-in-fact for Tenant, or a receiver for Tenant appointed on Landlord’s application, may collect such rent and apply it toward Tenants obligations under this Lease; except that, subject to the provisions of Section 25.5.4 hereof, Tenant shall have the right to collect such rent until the occurrence of a Default.

26.            Attorneys’ Fees and Costs.

26.1.           Tenant shall be responsible for (i) all of Tenant’s legal and related costs and fees in connection with this Lease, and (ii) all of Landlord’s legal and related costs and fees if Landlord is required to consult an attorney regarding the enforcement of this Lease.

26.2.           If either party commences an action against the other party arising out of or in connection with this Lease, the prevailing party shall be entitled to have and recover from the non-prevailing party reasonable attorneys’ fees, charges and disbursements and costs of suit.

27.            Bankruptcy. In the event a debtor, trustee, or debtor in possession under the Bankruptcy Code, or other person with similar rights, duties and powers under any other law, proposes to cure any Default under this Lease or to assume or assign this Lease, and is obliged to provide adequate assurance to Landlord that (i) a Default will be cured, (ii) Landlord will be compensated for its damages arising from any breach of this Lease, or (iii) future performance under this Lease will occur, then adequate assurance shall include any or all of the following, as designated by Landlord:

27.1.           Those acts specified in the Bankruptcy Code or other law as included within the meaning of adequate assurance, even if this Lease does not concern a shopping center or other facility described in such laws;

27.2.           A prompt cash payment to compensate Landlord for any monetary defaults or actual damages arising directly from a breach of this Lease;

27.3.           A cash deposit in an amount at least equal to the Security Deposit as referenced in 2.1.8 originally required at time of execution of this Lease.

27.4.              The assumption or assignment of all of Tenant’s interest and obligations under this Lease.

28.              Estoppel Certificate. Within ten (10) days after written request from Landlord, Tenant shall execute, acknowledge and deliver a statement in writing substantially in the form attached to this Lease as Exhibit “H” with the blanks filled in, and on any other form reasonably requested by a proposed lender or purchaser, (i) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease as so modified is in full force and effect) and the dates to which the rental and other charges are paid in advanced, if any, (ii) acknowledging that there are not, to Tenant’s knowledge, any uncured defaults on the part of Landlord hereunder, or specifying such defaults if any are claimed and (iii) setting forth such further information with respect to this Lease or the Premises as may be requested thereon. Any such statement may be relied upon by any prospective purchaser or encumbrancer of all or any portion of the real property of which the Premises is a part. Tenant’s failure to deliver such statement within such time shall, at the option of Landlord, constitute a Default under this Lease, and, in any event, shall be conclusive upon Tenant that the Lease is in full force and effect and without modification or default except as may be represented by Landlord in any certificate prepared by Landlord. Upon request of Tenant, Landlord will similarly execute an estoppel certificate: (i) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease as so modified is in full force and effect) and the dates to which the rental and other charges are paid in advance, if any, (ii) acknowledging that there are not, to Landlord’s knowledge, any uncured defaults on the part of Tenant hereunder, or specifying such defaults if any are claimed, and (iii) setting forth such further information with respect to the status of this Lease or the Premises as may be reasonably requested thereon.

29.              Definition of Landlord; Limitation of Landlord’s Liability.

29.1.              The term “Landlord” as used in this Lease, so far as covenants or obligations on the part of Landlord are concerned, shall be limited to mean and include only Landlord or the successor-in-interest of Landlord under this Lease at the time in question. In the event of any transfer, assignment or the conveyance of Landlord’s fee title or leasehold interest, the landlord herein named (and in case of any subsequent transfers or conveyances, the then grantor) automatically shall be freed and relieved, from and after the date of such transfer, assignment or conveyance, of all liability for the performance of any covenants or obligations contained in this Lease thereafter to be performed by Landlord and, without further agreement, the transferee of such title or leasehold shall be deemed to have assumed and agreed to observe and perform any and all obligations of Landlord hereunder during its ownership or ground lease of the Premises. Landlord may transfer its interest in the Premises or this Lease without the consent of Tenant and such transfer or subsequent transfer shall not be deemed a violation on the part of Landlord or the then grantor of any of the terms or conditions of this Lease.

29.2.              If Landlord is in default of this Lease, and as a consequence, Tenant recovers a money judgment against Landlord, the judgment shall be satisfied only out of the proceeds of sale received on execution of the judgment and levy against the right, title and interest of Landlord in the Premises, and out of rent or other income from such real property receivable by Landlord or out of the consideration received by Landlord from the sale, financing, refinancing, or other disposition of all or any part of Landlord’s right, title, and interest in the Premises.

29.3.              Landlord shall not be personally liable for any deficiency. If Landlord is a partnership, limited liability company or joint venture, the members of such limited liability company, the partners of such partnership or the venturers in such joint venture, as applicable, shall not be personally liable and no member, partner or joint venturer of Landlord shall be sued or named as a party in any suit or action or service of process be made against any partner, member or joint venturer of Landlord except as may be necessary to secure jurisdiction of the partnership, limited liability company or joint venture. If Landlord is a corporation, the shareholders, directors, officers, employees, and/or agents of such corporation shall not be personally liable and no shareholder, director, officer, employee or agent of Landlord shall be sued or named as a party in any suit or action or service of process made against any shareholder, director, officer, employee or agent of Landlord. No partner, member, shareholder, director, employee, or agent of Landlord shall be required to answer or otherwise plead to any service of process and no judgment will be taken or writ of execution levied against any partner, member, shareholder, director, employee or agent of Landlord.

29.4.              Each of the covenants and agreements of this Article 29 shall be applicable to any covenant or agreement either expressly contained in this Lease or imposed by statute or by common law and shall survive the termination of this Lease.

30.              Premises Control by Landlord.

30.1.              Landlord reserves full control over the Premises to the extent not inconsistent with Tenant’s enjoyment of the Premises. This reservation includes, without limitation, the right of Landlord to expand and/or subdivide the Premises, grant easements and licenses to others, maintain or establish ownership of the Premises separate from fee title to the land on which the Premises is located and combine the Premises with any other project in the area of the Premises and owned by Landlord or any of its affiliates, so long as the same do not increase Tenant’s obligations or materially increase Tenant’s entitlements under this Lease.

30.2.              Tenant shall, at Landlord’s request, promptly join with Landlord in execution of such documents as may be reasonably appropriate to implement any such action, provided that Tenant need not execute any which is of nature wherein liability is created in Tenant or, if by reason of the terms of such document, Tenant will be deprived of the quiet enjoyment and use of the Premises as granted by this Lease.

30.3.              Landlord and its agents and representatives may, at any and all reasonable times during non-business hours (or during business hours if Tenant so requests), and upon reasonable advance notice (provided that no time restrictions shall apply or advance notice need be given if an emergency necessitates an immediate entry), enter the Premises accompanied by a representative of Tenant (except in an emergency) to (a) inspect the same and to determine whether Tenant is in compliance with its obligations hereunder, (b) supply any service Landlord is required to provide hereunder, (c) show the Premises at any time during the Term, to prospective lenders, insurers, investors, purchasers or, during the last year of the Term to tenants, (d) post notices of nonresponsibility, (e) access the telephone equipment, electrical substation and fire risers, and (f) alter, improve or repair any portion of the Premises. In connection with any such alteration, improvement or repair, Landlord may erect in the Premises scaffolding and other structures reasonably required for the work to be performed. In no event shall Tenant’s Rent abate as a result of any such entry or work; provided, however, that all such work shall be done in such a manner as to cause as little interference to Tenant as reasonably possible. Tenant shall ensure that Landlord at all times possesses keys with which to unlock all of the doors in the Premises. If an emergency necessitates immediate access to the Premises, Landlord may use whatever force is necessary to enter the Premises and any such entry to the Premises shall not constitute a forcible or unlawful entry to the Premises, an unlawful detainer of the Premises, or an eviction of Tenant from the Premises, or any portion thereof.

31.              Quiet Enjoyment. So long as Tenant is not in default, Landlord covenants that neither Landlord nor anyone acting through or under Landlord will disturb Tenant’s occupancy of the Premises except as permitted by the provisions of this Lease.

32.              Quitclaim Deed. Tenant shall execute and deliver to Landlord on the expiration or termination of this Lease, immediately on Landlord’s request a quitclaim deed to the Premises in recordable form, or such other documentation reasonably requested by Landlord evidencing termination of this Lease.

33.              Rules and Regulations. Tenant shall faithfully observe and comply with the Rules and Regulations. Landlord shall not be responsible to Tenant for the violation or non-performance by any other tenant or any agent, employee or invitee thereof of any of said Rules and Regulations.

34.              Subordination and Attornment.

34.1. This Lease shall be subject and subordinate to the lien of any mortgage, deed of trust, or lease under which Landlord is mortgagor, trustor or tenant now or hereafter in force against the Premises (each, a “Master Lien”), and to all advances made or hereafter to be made upon the security of any Master Lien without the necessity of the execution and delivery of any further instruments on the part of Tenant to effectuate such subordination, provided that the holder of a Master Lien delivers a Subordination, Nondisturbance and Attornment Agreement in the form attached as Exhibit H.

34.2. Notwithstanding the foregoing, Tenant shall execute and deliver upon demand such further instrument or instruments evidencing such subordination of this Lease to the lien of any Master Lien as may be required by Landlord. However, if any mortgagee, beneficiary or lessor under a Master Lien so elects, this Lease shall be deemed prior to such Master Lien regardless of date and Tenant will execute a statement in writing to such effect at Landlord’s request. If Tenant fails to execute any document required from Tenant under this Section 35.2 within ten (10) days after written request therefor, Tenant hereby constitutes and appoints Landlord its special attorney-in-fact to execute and deliver any such document or documents in the name of Tenant. Such power is coupled with an interest and is irrevocable.

34.3. In the event any proceedings are brought for foreclosure, or in the event of the exercise of the power of sale under any Master Lien, Tenant shall at the election of the purchaser at such foreclosure or sale attorn to the purchaser upon any such foreclosure or sale and recognize such purchaser as the Landlord under this Lease.

35.              Surrender.

35.1. No surrender of possession of any part of the Premises shall release Tenant from any of its obligations hereunder unless accepted by Landlord.

35.2. The voluntary or other surrender of this Lease by Tenant shall not work a merger, unless Landlord consents to such merger and shall, at the option of Landlord, operate as an assignment to it of any or all subleases or subtenancies.

35.3. The voluntary or other surrender of any ground or underlying lease that now exists or may hereafter be executed affecting the Premises, or a mutual cancellation, thereof, or of Landlord’s interest therein, shall not work a merger and shall, at the option of the successor of Landlord’s interest in the Premises, operate as an assignment of this Lease.

35.4. Upon the expiration or earlier termination of this Lease, Tenant shall surrender the Premises to Landlord broom clean and free of debris; with all of Tenant’s Property and effects removed therefrom; with all Installations required by Landlord to be removed from the Premises actually removed and all damage as a result of or caused by such removal repaired; and with all licenses, permits and similar items which restrict or affect the used of the Premises released and fully terminated.

36.              Waiver and Modification. No provision of this Lease may be modified, amended or added to except by an agreement in writing. The waiver by Landlord of any breach of any term, covenant or condition herein contained shall not be deemed to be a waiver of any subsequent breach of the same or any other term, covenant or condition herein contained.

37.              Waiver of Jury Trial and Counterclaims. THE PARTIES HERETO SHALL AND THEY HEREBY DO WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES HERETO AGAINST THE OTHER ON ANY MATTERS WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, TENANT’S USE OR OCCUPANCY OF THE PREMISES, AND OR ANY CLAIM OF INJURY OR DAMAGE.

38.              [Intentionally Omitted]

39.              Hazardous Materials.

39.1.              Prohibition/Compliance. Tenant shall not cause or permit any Hazardous Materials (as hereinafter defined) to be brought upon, kept or used in or about the Premises in violation of applicable law. If Tenant breaches the obligation stated in the preceding sentence, or if the presence of Hazardous Materials brought on to the Premises by any person other than Landlord, its employees, agents or contractors, results in contamination of the Premises or any adjacent property or if contamination of the Premises or any adjacent property by Hazardous Materials otherwise occurs during the term of this Lease or any extension or renewal hereof or holding over hereunder, Tenant hereby indemnifies and shall defend and hold Landlord, its officers, directors, employees, agents and contractors harmless from any and all claims, judgments, damages, penalties, fines, costs, liabilities, or losses (including, without limitation, diminution in value of the Premises, damages for the loss or restriction on use of rentable or usable space or of any amenity of the Premises, damages arising from any adverse impact on marketing of space in the Premises, and sums paid in settlement of claims, attorneys’ fees, consultant fees and expert fees) which arise during or after the Term as a result of such contamination. This indemnification of Landlord by Tenant includes, without limitation, costs incurred in connection with any investigation of site conditions or any cleanup, remedial, removal, or restoration work required by any federal, state or local governmental agency or political subdivision because of Hazardous Materials present in the air, soil or ground water above on or under the Premises caused by any person other than Landlord, its employees, agents or contractors. Without limiting the foregoing, if the presence of any Hazardous Materials on the Premises or any adjacent property, caused or permitted by Tenant results in any contamination of the Premises or any adjacent property, Tenant shall promptly take all actions at its sole expense as are necessary to return the Premises or any adjacent property, to the condition existing prior to the time of such contamination, provided that Landlord’s approval of such action shall first be obtained, which approval shall not unreasonably be withheld so long as such actions would not potentially have any material adverse long-term or short-term effect on the Premises. Subject to any environmental conditions which existed on the Premises on or prior to May 1, 1995, (including any materials, underground tanks or other as yet undiscovered Hazardous Materials located on the Premises as of such date), Tenant accepts the Premises and agrees for all purposes of this Lease that Tenant is solely responsible for any Hazardous Materials which may have been introduced to the Premises on or after such date. Notwithstanding anything in this Section 39.1 to the contrary, Tenant shall not be liable for any Hazardous Materials which migrate onto or under the Premises from adjacent property through no act or omission of Tenant.

39.2.              Business. Landlord acknowledges that it is not the intent of this Article to prohibit Tenant from operating its business as a Permitted Use in accordance with Section 10 of this Lease. Tenant may operate its business according to the custom of the industry so long as the use or presence of Hazardous Materials is strictly and properly monitored according to all applicable governmental requirements. As a material inducement to Landlord to allow Tenant to use Hazardous Materials in connection with its business, Tenant agrees to deliver to Landlord prior to the Term Commencement Date a list identifying each type of Hazardous Materials to be present on the Premises and setting forth any and all governmental approvals or permits required in connection with the presence of such Hazardous Materials on the Premises (“Hazardous Materials List”). Tenant shall deliver to Landlord an updated Hazardous Materials List at least once a year and shall also deliver an updated list before any new Hazardous Materials is brought onto the Premises. Tenant shall deliver to Landlord true and correct copies of the following documents (the “Documents”) relating to the handling, storage, disposal and emission of Hazardous Materials prior to the Term Commencement Date, or if unavailable at that time, concurrent with the receipt from or submission to a governmental agency: permits; approvals; reports and correspondence; storage and management plans, notice of violations of any laws; plans relating to the installation of any storage tanks to be installed in or under Premises (provided, said installation of tanks shall only be permitted after Landlord has given Tenant its written consent to do so, which consent may be withheld in Landlord’s sole and absolute discretion); and all closure plans or any other documents required by any and all federal, state and local governmental agencies and authorities for any storage tanks installed in, on or under the Premises for the closure of any such tanks. Tenant is not required, however, to provide Landlord with any portion(s) of the Documents containing information of a proprietary nature which, in and of themselves, do not contain a reference to any Hazardous Materials or hazardous activities, It is not the intent of this Section to provide Landlord with information which could be detrimental to Tenant’s business should such information become possessed by Tenant’s competitors.

39.3.              Termination of Lease. Notwithstanding the provisions of Section 39.1 above, if (i) Tenant has been required by any prior landlord, lender or governmental authority to take remedial action in connection with Hazardous Materials contaminating a property if the contamination resulted from such party’s action or use of the property in question, or (ii) Tenant is subject to an enforcement order issued by any governmental authority in connection with the use, disposal or storage of a Hazardous Materials, Landlord shall have the right to terminate this Lease in Landlord’s sole and absolute discretion (with respect to any such matter involving Tenant).

39.4.              Testing. At any time, and from time to time, but no more frequently than annually and on 48 hours prior written notice to Tenant so long as no Default has occurred and is continuing, prior to the expiration or earlier termination of the Term, Landlord shall have the right to conduct appropriate tests of the Premises to demonstrate that contamination has occurred as a result of Tenant’s use of the Premises. Tenant shall be solely responsible for and shall defend, indemnify and hold the Landlord, its agents and contractors harmless from and against any and all Claims arising out of or in connection with any removal, clean up, restoration and materials required hereunder to return the Premises and any other property of whatever nature to their condition existing prior to the time of any such contamination. Tenant shall pay for the cost of the tests of the Premises if any Hazardous materials are found not to be stored, kept or used in compliance with all laws applicable to Hazardous Materials.

39.5.              Underground Tanks. If underground or other storage tanks storing Hazardous Materials are (i) located on the Premises as of the date hereof, or (ii) hereafter placed on the Premises by any party (other than Landlord), Tenant shall monitor the storage tanks, maintain appropriate records, implement reporting procedures, properly close any underground storage tanks, and take or cause to be taken all other steps necessary or required under any applicable law.

39.6.              Tenant’s Obligations. Tenant’s obligations under this Article 39 shall survive the expiration or earlier termination of the Lease. During any period of time required by Tenant or Landlord after the termination of this Lease to complete the removal from the Premises of any such Hazardous Materials and the release and termination of any licenses or permits restricting the use of the Premises, Tenant shall continue to pay the full Rent in accordance with this Lease, which Rent shall be prorated daily.

39.7.              Definition of “Hazardous Materials.” As used herein, the term “Hazardous Materials” means any hazardous or toxic substance, material or waste which is or becomes regulated by any local governmental authority, the State in which the Premises are located, or the United States government and includes, without limitation, any material or substance which is (i) defined as a “hazardous substance,” “hazardous waste, “ “extremely hazardous waste” or “restricted hazardous waste” under any applicable law, (ii) designated as a “hazardous substance” pursuant to Section 311 of the Federal Water Pollution Control Act (33 U.S.C. Section 1317), (ix) defined as a “hazardous waste” pursuant to Section 1004 of the Federal Resource Conversation and Recovery Act, 42 U.S.C. Section 6901, et. seq. (42 U.S.C. Section 6903), or (x) defined as a “hazardous substance” pursuant to Section 101 of the Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C. Section 9601 et. seq. (42 U.S.C. Section 9601).

40.              cGMP Facility. Landlord hereby approves the construction by Tenant, as an Alteration to be undertaken by Tenant at Tenant’s sole cost and expense, of a cGMP Facility as described on Exhibit “C” attached hereto and incorporated herein by this reference, at Tenant’s option. Such construction of the cGMP Facility, if any, shall be undertaken in compliance with all of the terms and provisions of this Lease, including, without limitation, Section 17 hereof. Tenant may construct a door through the south exterior wall of the Premises, subject to Landlord’s approval of the plans therefor, such approval not to be unreasonably withheld or delayed. Such construction work shall be subject to the terms and conditions of this Lease, including without limitation Sections 17, 20, and 21 herein.

41.              Miscellaneous.

41.1.              Terms and Headings. Where applicable in this Lease, the singular includes the plural and the masculine or neuter includes the masculine, feminine and neuter. The section headings of this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part hereof.

41.2.              Examination of Lease. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or option for lease, and it is not effective as a lease or otherwise until execution by and delivery to both Landlord and Tenant.

41.3.              Time. Time is of the essence with respect to the performance of every provision of this Lease in which time of performance is a factor.

41.4.              Covenants and Conditions. Each provision of this Lease performable by Tenant shall be deemed both a covenant and a condition.

41.5.              Consents by Landlord. Except as otherwise expressly provided herein, any consent, approval, election or determination of Landlord shall be made by Landlord in its sole and absolute discretion.

41.6.              Entire Agreement. The terms of this Lease are intended by the parties as a final expression of their agreement with respect to the terms as are included herein, and may not be contradicted by evidence of any prior or contemporaneous agreement. The Basic Lease Provisions, General Provisions, Exhibits and Addenda all constitute a single document and are incorporated herein.

41.7.              Severability. Any provision of this Lease which shall prove to be invalid, void, or illegal in no way affects, impairs or invalidates any other provision hereof, and such other provisions shall remain in full force and effect.

41.8.              Recording. Landlord may, but shall not be obligated to, record a short form memorandum hereof without the consent of Tenant. Neither party shall record this Lease. Tenant shall be responsible for the cost of recording any Memorandum of Lease, including any transfer or other taxes incurred in connection with said recordation.

41.9.              LIMITATION ON LANDLORD’S LIABILITY. NOTWITHSTANDING ANYTHING SET FORTH IN THIS LEASE, OR ANY EXHIBIT, ADDENDUM OR AMENDMENT HERETO, LANDLORD SHALL NOT BE LIABLE TO TENANT FOR, AND TENANT ASSUMES ALL RISK OF LOSS, DAMAGE, OR INJURY, WHETHER ACTUAL OR CONSEQUENTIAL, TO: TENANT’S PERSONAL PROPERTY OF EVERY KIND AND DESCRIPTION, INCLUDING, WITHOUT LIMITATION, TRADE FIXTURES, EQUIPMENT, INVENTORY, SCIENTIFIC EXPERIMENTS, SCIENTIFIC RESEARCH, LABORATORY ANIMALS, PRODUCT, SPECIMENS, SAMPLES AND/OR SCIENTIFIC, BUSINESS, ACCOUNTING OR OTHER RECORDS KEPT AT THE PREMISES AND ANY AND ALL INCOME DERIVED OR DERIVABLE THEREFROM.

41.10.        Impartial Construction. The language in all parts of this Lease shall be in all cases construed as a whole according to its fair meaning and not strictly for or against either Landlord or Tenant.

41.11.        Inurement. Each of the covenants, conditions and agreements herein contained shall inure to the benefit of and shall apply to and be binding upon the parties hereto and their respective heirs, legatees, devisees, executors, administrators, successors, assigns, sublessees, or any person who may come into possession of said Premises or any part thereof in any manner whatsoever. Nothing in this Section 41.11 contained shall in any way alter the provisions against assignment or subletting in this Lease provided.

41.12.        Notices. Any notice, consent, demand, bill, statement, or other communication required or permitted to be given hereunder must be in writing and may be given by personal delivery or reputable overnight courier, and if given by other means shall be deemed given when received, addressed to Tenant at the Premises, or to Tenant or Landlord at the addresses shown in Sections 1.2.3 and 1.2.5 of the Basic Lease Provisions. Either party may, by notice to the other given pursuant to this Section, specify additional or different addresses for notice purposes.

41.13.        Jurisdiction. This Lease has been negotiated and entered into in the State in which the Premises is located and shall be governed by, construed and enforced in accordance with the laws of the State in which the Premises is located, applied to contracts made therein to be wholly performed therein.

41.14.        Reporting. Tenant shall promptly provide Landlord with copies of Tenant’s most recent public disclosure documents, including all reports on form 10-K, 10-Q and 8-K and Tenant’s annual report to shareholders.

41.15.        Authority. That individual or those individuals signing this Lease guarantee, warrant and represent that said individual or individuals have the power, authority and legal capacity to sign this Lease on behalf of and to bind all entities, corporations, partnerships, joint venturers or other organizations and/or entities on whose behalf said individual or individuals have signed.

41.16           Early Termination. Notwithstanding anything to the contrary contained in the Lease, Tenant shall have the right to terminate this Lease, with such termination to be effective only during the period from April 1, 2000 through and including August 31, 2003, upon the following terms and conditions:

a.                    Tenant must notify Landlord, in writing, no later than the date which is twelve months prior to the proposed effective date of such termination, of Tenant’s election (the “Termination Election”) to terminate this Lease; and

b.                   Concurrently with the delivery of the Termination Election, Tenant shall pay to Landlord an amount equal to the Termination Fee (as hereinafter defined).

Upon the effective date of any such termination, the Lease shall terminate and be of no further force or effect, except with respect to any liabilities, claims and obligations which may have arisen or which are based upon facts or circumstances which ocurred, prior to the effective date of any such termination. As used herein, “Termination Fee” shall mean the unamortized leasing commissions paid to Tenant’s Broker in connection with this Lease, fully amortized over the initial Term of the Lease at a rate of 12% per annum, compounded monthly.

[Signatures begin on next page]

IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the date first above written.

LANDLORD:		TENANT:

ARE ACQUISITIONS, LLC,		SHIRE LABORATORIES INC.,
a Delaware limited liability company		a Delaware corporation

By: ARE-QRS CORP., a Maryland corporation, managing member
		By:	/s/ Robert S. Cohen
Robert S. Cohen, President and Chief Executive Officer

By:	/s/ Lynn Anne Shapiro
Name:	LYNN ANNE SHAPIRO
Its:	GENERAL COUNSEL